Exhibit 99.2

PRESS RELEASE

NRG Energy, Inc. Announces Cash Tender Offers for

Up to $600 Million Aggregate Principal Amount of its Outstanding
3.875% Senior Notes due 2032, 3.625% Senior Notes due 2031

and 3.375% Senior Notes due 2029

HOUSTON—Nov. 6, 2023—NRG Energy, Inc. (NYSE:NRG) announced today the commencement of offers to purchase for cash (collectively, the “Tender Offer”) up to $600 million aggregate principal amount (subject to increase by NRG in its sole discretion, the “Maximum Tender Amount”) of its outstanding 3.875% senior notes due 2032 (the “2032 Notes”), 3.625% senior notes due 2031 (the “2031 Notes”) and 3.375% senior notes due 2029 (the “2029 Notes” and, collectively with the 2032 Notes and the 2031 Notes, the “Notes”). The Tender Offer is being made pursuant to the Offer to Purchase dated November 6, 2023 (the “Offer to Purchase”).

Certain information regarding the Notes and the terms of the Tender Offer is summarized in the table below.

				Payment per $1,000 Principal Amount of Notes
Title of Security	CUSIPs /ISINs	Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Payment	Total Consideration (1)(2)
3.875% Senior Notes due 2032	Rule 144A: 629377 CS9 / US629377CS98 Regulation S: U66962 AX6 / USU66962AX68	$1,100 million	1	$760.00	$50.00	$810.00
3.625% Senior Notes due 2031	Rule 144A: 629377 CR1 / US629377CR16 Regulation S: U66962 AW8 / USU66962AW85	$1,030 million	2	$770.00	$50.00	$820.00
3.375% Senior Notes due 2029	Rule 144A: 629377 CQ3 / US629377CQ33 Regulation S: U66962 AV0 / USU66962AV03	$500 million	3	$805.00	$50.00	$855.00

(1)	Not including Accrued Interest (as defined herein), which will be paid in addition to the Tender Offer Consideration or Total Consideration, as applicable.
(2)	Includes the Early Tender Payment.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on December 6, 2023 (such time and date, as it may be extended, the “Expiration Date”). Holders of Notes who validly tender (and do not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on November 20, 2023 (such time and date, as it may be extended, the “Early Tender Date”) will be eligible to receive the applicable Total Consideration for such Notes, which includes the Early Tender Payment. Holders of Notes who validly tender their Notes after the Early Tender Date but at or prior to the Expiration Date will not be eligible to receive the Early Tender Payment and will therefore only be eligible to receive the applicable Tender Offer Consideration. In addition, NRG will pay accrued and unpaid interest on the principal amount of Notes accepted for purchase from the most recent interest payment date on the Notes to, but not including, the applicable settlement date for the Notes accepted for purchase (“Accrued Interest”). Validly tendered Notes may be validly withdrawn at any time prior to the Early Tender Date but not thereafter, except as may be required by applicable law.

If the aggregate principal amount of a series of Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date or the Expiration Date, as the case may be, represents consideration that exceeds the Maximum Tender Amount, based on the order of priority (the “Acceptance Priority Level”) for such series of Notes set forth in the table above and as otherwise described in the Offer to Purchase, a prorated amount of Notes of such series validly tendered (and not validly withdrawn) by holders at or prior to the Early Tender Date or the Expiration Date, as the case may be, will be accepted for purchase.

If the aggregate principal amount of the Notes validly tendered in the Tender Offer at or prior to the Early Tender Date exceeds the Maximum Tender Amount, Notes tendered after the Early Tender Date will not be eligible for purchase, unless the Maximum Tender Amount is increased by us in our sole discretion.

NRG’s obligation to purchase Notes in the Tender Offer is conditioned on the satisfaction or waiver of a number of conditions as described in the Offer to Purchase. The Tender Offer is not conditioned upon the tender of any minimum principal amount of Notes of such series or of the other series. However, the Tender Offer is subject to the Maximum Tender Amount. NRG reserves the right, but is under no obligation, to increase the Maximum Tender Amount at any time, subject to compliance with applicable law. In the event of a termination of the Tender Offer, neither the applicable consideration will be paid or become payable to the holders of the applicable series of Notes, and the Notes tendered pursuant to the Tender Offer will be promptly returned to the tendering holders. NRG has the right, in its sole discretion, to not accept any tenders of Notes for any reason and to amend or terminate the Tender Offer at any time.

Copies of the Offer to Purchase are available to holders of the Notes from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer (the “Tender and Information Agent”). Requests for copies of the Offer to Purchase should be directed to the Tender and Information Agent at +1 (877) 732-3619 (toll free) and +1 (212) 269-5550 (collect) or by e-mail to nrg@dfking.com. NRG has engaged BMO Capital Markets Corp. and Credit Agricole Securities (USA) Inc. as joint lead dealer managers for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to BMO Capital Markets Corp. at +1 (212) 702-1840 (collect) or +1 (833) 418-0762 (toll-free); and Credit Agricole Securities (USA) Inc. at + 1 (866) 807-6030.

None of NRG, the dealer managers, the Tender and Information Agent, the trustee for the Notes or any of their respective affiliates is making any recommendation as to whether holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any holder. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer.

This press release does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Tender Offer is being made solely by means of the Offer to Purchase. NRG is making the Tender Offer only in those jurisdictions where it is legal to do so. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although NRG believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

About NRG

NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice.

Investors:

Brendan Mulhern

Investor.relations@nrg.com

609.524.4767

Media:

Chevalier Gray

Chevalier.gray@nrg.com

832.331.8126